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                                                                     EXHIBIT 4.6


                                                                  EXECUTION COPY



                  SUPPLEMENTAL INDENTURE NO. 5 TO INDENTURE

                 SUPPLEMENTAL INDENTURE NO. 5 dated as of November 1, 1994 among BEVERLY CALIFORNIA CORPORATION, a California corporation (the "Company"), BEVERLY ENTERPRISES, INC., a Delaware corporation (the "Parent"), each of the Guarantors (as that term is defined in the Indenture defined below), and STATE STREET BANK AND TRUST COMPANY, as successor trustee (the "Trustee") under the Indenture defined below.

                             W I T N E S S E T H :

                 WHEREAS, the Company, the Parent and Yasuda Bank and Trust Company (U.S.A.) have heretofore entered into an Indenture dated as of December 27, 1990 (as supplemented from time to time, the "Indenture") providing for the issuance by the Company of $50,000,000 original principal amount of Senior Secured Floating Rate Notes Due 1995 (the "Floating Rate Notes") and $37,750,000 original principal amount of 14 1/4% Senior Secured Fixed Rate Notes Due 1997 (the "Fixed Rate Notes");

                 WHEREAS, the Floating Rate Notes have been prepaid in full pursuant to the terms of the Indenture and are no longer outstanding;

                 WHEREAS, Yasuda Bank and Trust Company (U.S.A.), has resigned as original trustee pursuant to the terms of Section 610 of the Indenture and State Street Bank and Trust Company has accepted an appointment as successor Trustee pursuant to Section 611 of the Indenture;

                 WHEREAS, the parties hereto, desire to amend the Indenture as herein provided and pursuant to Section 902 of the Indenture the requisite Holders (as defined in the Indenture) of Securities (as defined in the Indenture) issued under the Indenture have heretofore consented thereto by executing and delivering to the Trustee a consent (the "Consent"), substantially in the form of Exhibit A hereto, and, on the basis of the foregoing, the Trustee is willing to enter into such amendments as herein provided;

                 NOW, THEREFORE, the parties hereto agree as follows:

                 SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Indenture shall have the meaning assigned to such term in the Indenture. Each reference to
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"hereof", "hereunder", "herein" and "hereby" and each other similar reference contained in the Indenture or any Security shall, from and after the date hereof, refer to the Indenture or such Security, as the case may be, as amended hereby.

                 SECTION 2. Amendment of Indenture. Subject to the satisfaction of the conditions precedent contained in Section 3 hereof, the Indenture is amended as follows:

         A. Section 101 is amended: (i) by the addition of the following definitions in alphabetical order:

                 "'PERMITTED RECEIVABLES FINANCING SECURITIES' means debt securities or preferred stock issued by a Special Purpose Receivables Financing Subsidiary pursuant to a Receivables Financing Program and borrowings by a Special Purpose Receivables Financing Subsidiary under a related Receivables Financing Backstop Facility."

                 "'RECEIVABLES FINANCING BACKSTOP FACILITY' means a credit facility entered into by a Special Purpose Receivables Financing Subsidiary for the purposes of providing liquidity with respect to securities issued by such Special Purpose Receivables Financing Subsidiary and of financing transactions of the type intended to be financed with the proceeds of such securities."

                 "'RECEIVABLES FINANCING PROGRAM' means a program pursuant to which a Special Purpose Receivables Financing Subsidiary issues debt securities or preferred stock secured by (i) Medicaid, Medicare or other patient accounts receivable or Permitted Receivables Financing Securities purchased from the Parent and its Subsidiaries or (ii) security interests in Medicaid, Medicare or other patient accounts receivable or Permitted Receivables Financing Securities granted by the Parent and its Subsidiaries."

                 "'SPECIAL PURPOSE RECEIVABLES FINANCING SUBSIDIARY' means a Wholly-Owned Subsidiary of the Parent the sole purpose of which is to issue debt securities and/or preferred stock and to purchase Medicare, Medicaid or other patient accounts receivable of the Parent and its Subsidiaries and/or Permitted Receivables Financing Securities and make advances to the Parent and its Subsidiaries secured by security interests in such Medicare, Medicaid or other patient accounts receivable and/or Permitted Receivables Financing Securities, which accounts





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receivable, Permitted Receivables Financing Securities and/or security interests therein may be pledged to secure such debt securities and/or preferred stock and/or borrowings by such Special Purpose Receivables Financing Subsidiary under a Receivables Financing Backstop Facility.';

         (ii) by deleting clause (xi) of the definition of "Permitted Liens" and substituting therefor the following:

                 "(xi) Liens on Medicare, Medicaid or other patient accounts receivable of the Parent or any of its Subsidiaries, or on Permitted Receivables Financing Securities, granted to secure Permitted Receivables Financing Securities, provided that the net amount of all uncollected accounts receivable owing to the Parent or any of its Subsidiaries over which such a Lien is granted, together, without duplication, with the net amount of all uncollected accounts receivable owing to the Parent or any of its Subsidiaries that are assigned to secure such Permitted Receivables Financing Securities, shall not exceed, at any time, 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding.";

         (iii) by adding the following clause (xvii) to the definition of "Permitted Liens":

                 "(xvii) any pledge of the stock of Pharmacy Corporation of America and any of its subsidiaries now existing or hereafter acquired to secure obligations under the Credit Agreement dated as of November 1, 1994 among the Company, the Parent, the banks listed therein and Morgan Guaranty Trust Company of New York, as issuing bank and as agent, in the original amount of $375,000,000 and as at any time amended, supplemented, or refinanced."; and

         (iii) by adding the following clause (o) to the definition of Permitted Indebtedness:

                 "(o) Permitted Receivables Financing Securities, provided that the aggregate principal and redemption amount of all Permitted Receivables





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                 Financing Securities outstanding at any time shall not exceed
                 $100,000,000."

         B. Section 1018 is amended by deleting clause (m) of such section in its entirety and replacing it with the following:

                 "(m) investments made by the Parent or any of its Subsidiaries in one or more Special Purpose Receivables Financing Subsidiaries by means of the sale of, or the granting of security interests in, Medicare, Medicaid or other patient accounts receivable owing to the Parent or such Subsidiary, in either case to such Special Purpose Receivables Financing Subsidiaries pursuant to a Receivables Financing Program, provided that the net amount of all uncollected accounts receivable owing to the Parent or any of its Subsidiaries that have been so sold or in which a security interest has been so granted shall not exceed 200% of the aggregate principal or redemption amount of all Permitted Receivables Financing Securities then outstanding;"

                 SECTION 3. Conditions for Effectiveness. This Supplemental Indenture No. 5 shall become effective as of the date hereof, after the Trustee shall have received:

                 (a) duly executed counterparts hereof signed by each party hereto;

                 (b) Consents signed by a majority in aggregate principal amount of the Outstanding Securities or, in the case of any party as to which an executed counterpart or Consent shall not have been received, the Trustee shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof, or Consent, as the case may be, by such party (such Act by such Holders being delivered to the Trustee on behalf of the Trustee, the Company and each Guarantor);

                 (c) a written request from the Company and the Guarantors requesting the execution and delivery of this Supplemental Indenture No. 5;

                 (d) certified copies of the resolutions of the Board of Directors of the Company and the Parent, approving





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this Supplemental Indenture No. 5, and all other documents delivered hereunder to which it is a party;

                 (e) favorable opinions of Weil, Gotshal & Manges, special New York counsel for the Company, and the General Counsel of the Company in the form of Exhibits B and C hereto respectively; and

                 (f) a certificate of an officer of the Company to the effect that the execution of Supplemental Indenture No. 5 is authorized or permitted by the Indenture and all conditions precedent, if any, required by the Indenture relating to a supplemental indenture have been complied with.

                 SECTION 4. Miscellaneous. (a) The Trustee shall be entitled to the protections of Section 603, and other applicable provisions, of the Indenture, with respect to its receipt, examination and handling of the documents delivered pursuant to Section 3 hereof and the resulting effectiveness of this Supplemental Indenture No. 5.

                 (b) The recitals contained herein shall be taken as statements of the Company, the Parent and the Guarantors and not of the Trustee.

                 (c) Each Guarantor hereby waives any right it may have pursuant to Section 902 of the Indenture to receive a copy of the instrument or instruments evidencing the Act of the Holders approving this Agreement and the transactions contemplated hereby.

                 SECTION 5. Addition of Subsidiary Guarantors. Any subsidiary of the Guarantor which is not currently a party to the Subsidiary Guaranty but which is a signatory of this Supplemental Indenture No. 5 is hereby made a party to the Subsidiary Guaranty.

                 SECTION 6. Governing Law. This Supplemental Indenture No. 5 shall be governed by and construed in accordance with the law of the State of New York.

                 SECTION 7. Current Guarantors. Each of the Company and Parent hereby certify that all of the entities executing this Supplemental Indenture No. 5 as "Guarantors" constitute all of the current Guarantors within the meaning of that term under the Indenture.





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                 SECTION 8.  Counterparts.  This Supplemental Indenture No. 5
may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 IN WITNESS WHEREOF, the parties hereto have caused this SUPPLEMENTAL INDENTURE NO. 5 to be duly executed as of the date hereof.

                                   COMPANY
                                   -------

                                   BEVERLY CALIFORNIA CORPORATION


                                   By____________________________
                                     Title:

                                   Parent
                                   ------

                                   BEVERLY ENTERPRISES, INC.


                                   By____________________________
                                     Title:

                                   GUARANTORS
                                   ----------

                                   BEVERLY ENTERPRISES JAPAN LIMITED
                                   ADVINET, INC.
                                   AMERICAN TRANSITIONAL CARE CENTERS OF
                                     TEXAS, INC.
                                   AMERICAN TRANSITIONAL CARE DALLAS - FORT
                                     WORTH, INC.
                                   AMERICAN TRANSITIONAL HEALTH CARE, INC.
                                   AMERICAN TRANSITIONAL HOSPITALS, INC.
                                   AMERICAN TRANSITIONAL HOSPITALS OF
                                     INDIANA, INC.
                                   AMERICAN TRANSITIONAL HOSPITALS OF
                                     OKLAHOMA, INC.
                                   AMERICAN TRANSITIONAL HOSPITALS OF
                                     TENNESSEE, INC.
                                   ATH DEL ORO, INC.
                                   ATH HEIGHTS, INC.
                                   ATH TUCSON, INC.
                                   AGI-CAMELOT, INC.
                                   AGI-MCDONALD COUNTY HEALTH CARE, INC.
                                   AGI-VILLA CAPRI MANOR, INC.





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                                   AHP, INC.
                                   ASSOCIATED HEALTHCARE PROFESSIONALS,
                                     INC.
                                   BEVERLY ADVISORS, LIMITED
                                   BEVERLY CREST CORPORATION
                                   BEVERLY ENTERPRISES-ALABAMA, INC.
                                   BEVERLY ENTERPRISES-ARIZONA, INC.
                                   BEVERLY ENTERPRISES-ARKANSAS, INC.
                                   BEVERLY ENTERPRISES-CALIFORNIA, INC.
                                   BEVERLY ENTERPRISES-COLORADO, INC.
                                   BEVERLY ENTERPRISES-CONNECTICUT, INC.
                                   BEVERLY ENTERPRISES-DELAWARE, INC.
                                   BEVERLY ENTERPRISES - DISTRIBUTION
                                     SERVICES, INC.
                                   BEVERLY ENTERPRISES-DISTRICT OF
                                     COLUMBIA, INC.
                                   BEVERLY ENTERPRISES-FLORIDA, INC.
                                   BEVERLY ENTERPRISES-GARDEN TERRACE, INC.
                                   BEVERLY ENTERPRISES-GAYLORD, INC.
                                   BEVERLY ENTERPRISES-GEORGIA, INC.
                                   BEVERLY ENTERPRISES-HAWAII, INC.
                                   BEVERLY ENTERPRISES-IDAHO, INC.
                                   BEVERLY ENTERPRISES-ILLINOIS, INC.
                                   BEVERLY ENTERPRISES-INDIANA, INC.
                                   BEVERLY ENTERPRISES-IOWA, INC.
                                   BEVERLY ENTERPRISES-KANSAS, INC.
                                   BEVERLY ENTERPRISES-KENTUCKY, INC.
                                   BEVERLY ENTERPRISES-LANSING CENTRAL,
                                     INC.
                                   BEVERLY ENTERPRISES-LOUISIANA, INC.
                                   BEVERLY ENTERPRISES-MAINE, INC.
                                   BEVERLY ENTERPRISES-MARYLAND, INC.
                                   BEVERLY ENTERPRISES-MASSACHUSETTS, INC.
                                   BEVERLY ENTERPRISES-MICHIGAN, INC.
                                   BEVERLY ENTERPRISES-MINNESOTA, INC.
                                   BEVERLY ENTERPRISES-MISSISSIPPI, INC.
                                   BEVERLY ENTERPRISES-MISSOURI, INC.
                                   BEVERLY ENTERPRISES-MONTANA, INC.
                                   BEVERLY ENTERPRISES-NEBRASKA, INC.
                                   BEVERLY ENTERPRISES-NEVADA, INC.
                                   BEVERLY ENTERPRISES-NEW HAMPSHIRE, INC.
                                   BEVERLY ENTERPRISES-NEW JERSEY, INC.
                                   BEVERLY ENTERPRISES-NEW MEXICO, INC.
                                   BEVERLY ENTERPRISES-NEW YORK, INC.
                                   BEVERLY ENTERPRISES-NORTH CAROLINA, INC.
                                   BEVERLY ENTERPRISES-NORTH DAKOTA, INC.
                                   BEVERLY ENTERPRISES-OHIO, INC.
                                   BEVERLY ENTERPRISES-OKLAHOMA, INC.




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                                   BEVERLY ENTERPRISES-OREGON, INC.
                                   BEVERLY ENTERPRISES-PENNSYLVANIA, INC.
                                   BEVERLY ENTERPRISES-PORTAGE, INC.
                                   BEVERLY REHABILITATION SERVICES, INC.
                                   BEVERLY ENTERPRISES-RHODE ISLAND, INC.
                                   BEVERLY ENTERPRISES-SHOREHAM TERRACE,
                                     INC.
                                   BEVERLY ENTERPRISES-SOUTH CAROLINA, INC.
                                   BEVERLY ENTERPRISES-TAWAS CITY, INC.
                                   BEVERLY ENTERPRISES-TENNESSEE, INC.
                                   BEVERLY ENTERPRISES-TEXAS, INC.
                                   BEVERLY ENTERPRISES-UTAH, INC.
                                   BEVERLY ENTERPRISES-VERMONT, INC.
                                   BEVERLY ENTERPRISES-VIRGINIA, INC.
                                   BEVERLY ENTERPRISES-WASHINGTON, INC.
                                   BEVERLY ENTERPRISES-WEST VIRGINIA, INC.
                                   BEVERLY ENTERPRISES-WISCONSIN, INC.
                                   BEVERLY ENTERPRISES-WYOMING, INC.
                                   BEVERLY ENTERPRISES MEDICAL EQUIPMENT
                                     CORPORATION
                                   BEVERLY INDEMNITY LTD.
                                   BEVERLY MANOR INC. OF HAWAII
                                   BEVERLY MANOR INC. OF LAS VEGAS
                                   BEVERLY REHABILITATION SERVICES, INC.
                                   BEVERLY REMIC DEPOSITOR, INC.
                                   BEVERLY SAVANA CAY MANOR, INC.
                                   COLONIAL MANORS OF KINGSLEY, INC.
                                   COLUMBIA-VALLEY NURSING HOME, INC.
                                   COMMERCIAL MANAGEMENT, INC.
                                   COMPUTRAN SYSTEMS, INC.
                                   CONTINENTAL CARE CENTERS OF COUNCIL
                                     BLUFFS, INC.
                                   FOREST CITY BUILDING LTD.
                                   GERIATRIC CONSULTANTS, INC.
                                   HALLMARK CONVALESCENT HOMES, INC.
                                   HAMDEN SURGICAL, INC.
                                   HOSPICE PREFERRED CHOICE, INC.
                                   HOSPITAL FACILITIES CORPORATION
                                   INSTA-CARE HOLDINGS, INC.
                                   INSTA-CARE PHARMACY SERVICES CORPORATION
                                   HOME MEDICAL SYSTEMS, INC.
                                   HOMEMAKERS OF VIRGINIA, INC.
                                   KD INVESTMENT CO.
                                   KENWOOD VIEW NURSING HOME, INC.
                                   LIBERTY NURSING HOMES, INCORPORATED
                                   MEDICAL ARTS HEALTH FACILITY OF
                                     LAWRENCEVILLE, INC.
                                   MODERNCARE OF LUMBERTON, INC.





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                                   NEBRASKA CITY S-C-H, INC.
                                   NORTHWEST CARE CENTER, INC.
                                   NURSING HOME OPERATORS, INC.
                                   PCA PHARMACIES, INC.
                                   PETERSEN HEALTH CARE, INC.
                                   PHARMACY DYNAMICS GROUP
                                   PHARMACY CORPORATION OF AMERICA
                                   SALEM NO. 1, INC.
                                   ST. JOSEPH NURSING HOME, INC.
                                   SOUTH ALABAMA NURSING HOME, INC.
                                   SOUTH DAKOTA-BEVERLY ENTERPRISES, INC.
                                   SYNERGOS, INC.
                                   SYNERGOS - SCOTTSDALE, INC.
                                   SYNERGOS - PLEASANTHILL, INC.
                                   SYNERGOS - NORTH HOLLYWOOD, INC.
                                   TAYLOR COUNTY HEALTH FACILITY,
                                     INCORPORATED
                                   VANTAGE HEALTHCARE CORPORATION

                                   BEVERLY RIVERVIEW PARTNERSHIP


                                   By____________________________
                                     Title:

                                   STATE STREET BANK AND TRUST
                                     COMPANY, as Trustee


                                   By___________________________
                                     Title:





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                                                                       Exhibit A




                             CONSENT AND DIRECTION

                 Reference is made to an Indenture (as heretofore supplemented and amended, the "Indenture") dated as of December 27, 1990 among Beverly California Corporation (the "Company"), Beverly Enterprises, Inc. (the "Parent") and Yasuda Bank and Trust Company (U.S.A.), as original trustee thereunder, providing for, among other things, the issuance by Beverly California Corporation of $37,750,000 original principal amount of 14 1/4% Senior Secured Fixed Rate Notes Due 1997 (the "Fixed Rate Notes"), and to a Supplemental Indenture No. 5 to Indenture, dated as of November 1, 1994 by and among Beverly California Corporation, Beverly Enterprises, Inc., the Guarantors (as defined therein) and State Street Bank and Trust Company, as successor trustee (the "Trustee"), under the Indenture, a copy of which Supplemental Indenture No. 5 is attached as Exhibit A.

                 The undersigned confirms that it is registered holder of $__________ principal amount of the Fixed Rate Notes, and the undersigned consents to the execution and delivery by the Company, the Parent, the Guarantor and the Trustee of said Supplemental Indenture No. 5 and the amendments to the Indenture contemplated thereby.


                                        ______________________________
                                        Insert Full Legal Name
                                        of Registered Holder


                                        By____________________________
                                          Title:

Dated as of __________, 1994